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                    GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
                  Certified Public Accountants and Consultants
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INDEPENDENT AUDITOR'S CONSENT





To the Board of Directors and Shareholders
CPI Aerostructures, Inc.


We hereby consent to incorporation by reference in the Registration Statement (No. 333-11669) on Form S-8 of our report dated February 10, 1997 related to the balance sheet of CPI Aerostructures, Inc. as of December 31, 1996, and the related statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-KSB of CPI Aerostructures, Inc.


/s/ Goldstein Golub Kessler & Company, P.C.

GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

March 28, 1997











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